UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2017, Stephen V. Conrad announced his retirement and resignation from the Board of Directors of U.S. Energy Corp. (the “Company”) effective March 3, 2017.

Item 8.01    Other Events.

On February 1, 2017, the Company and BP Energy (“BP”), entered into a Hedging Agreement, pursuant to which the Company has the ability to hedge oil and gas production for current proven reserves and future drilling programs, including a proposed South Texas drilling program in the Eagle Ford Shale, which is planned for late 2017.

On February 24, 2017, the Company received confirmation from IronHorse Resources, LLC (“Ironhorse”) with respect to the expiration of a previously announced agreement dated January 3, 2017 (the “Agreement”) for the proposed purchase of 40% of IronHorse’s interest in five Wattenberg farmout agreements. Although the Company believes it was able to meet its funding obligations under the Agreement, Ironhorse has indicated its desire to market the opportunity to alternative partners.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: March 6, 2017	By:	/s/ David A. Veltri
David A. Veltri
President and Chief Executive Officer